                                                                    EXHIBIT 99.2

                BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM
                 DIVISION OF BANKING SUPERVISION AND REGULATION
                    20TH STREET AND CONSTITUTION AVENUE, N.W.
                             WASHINGTON, D.C. 20551

                                   FORM 10-QSB

[ X ]    QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
         SECURITIES EXCHANGE ACT OF 1934

              For the quarterly period ended      JUNE 30, 2001
                                             ---------------------

[   ]    TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
         SECURITIES EXCHANGE ACT OF 1934

             For the transition period from __________ to __________

                          FDIC CERTIFICATE NO.: 35285-3

                               Newnan Coweta Bank
          -------------------------------------------------------------
        (Exact name of small business issuer as specified in its charter)

          Georgia                                          58-2528123
-------------------------------                    --------------------------

(State or other jurisdiction of                          (IRS Employer
incorporation or organization)                        Identification No.)

              145 MILLARD FARMER INDUSTRIAL BLVD., NEWNAN, GA 30263
              -----------------------------------------------------
                    (Address of principal executive offices)

                                 (770) 683-6222
                                 --------------
                           (Issuer's telephone number)

                                       N/A
              ----------------------------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.
Yes [X]    No [ ]

State the number of shares outstanding of each of the issuer's classes of common equity, as of August 8, 2001: 900,000; $5 par value.

Transitional Small Business Disclosure Format    Yes   [ ]         No    [X]

                               NEWNAN COWETA BANK

                                      INDEX

                                                                                       Page
                                                                                       ----

Part I.  Financial Information

Item 1.  Financial Statements (unaudited)...............................................3-6

Item 2.  Management's Discussion and Analysis and Results of Operations................7-11


Part II  Other Information

Item 1.  Legal Proceedings...............................................................12

Item 2.  Changes in Securities and Use of Proceeds.......................................12

Item 3.  Defaults Upon Senior Securities.................................................12

Item 4.  Submission of Matters to a Vote of Security Holders.............................12

Item 5.  Other Information...............................................................13

Item 6.  Exhibits and Reports on Form 8-K................................................13

Signatures...............................................................................14

                         PART I - FINANCIAL INFORMATION
                          ITEM 1 - FINANCIAL STATEMENTS
                               NEWNAN COWETA BANK
                                  BALANCE SHEET
                                  JUNE 30, 2001
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

      ASSETS
Cash and due from banks                                        $  1,284
Federal funds sold                                               11,037
Securities available-for-sale, at fair value                      4,158

Loans                                                            25,193
Less allowance for loan losses                                      320
                                                               --------
                                                                 24,873
Premises and equipment                                              929
Other assets                                                        537
                                                               --------

      TOTAL ASSETS                                             $ 42,818
                                                               ========

      LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
   Deposits
     Noninterest-bearing                                       $  3,556
     Interest bearing                                            30,389
                                                               --------
                                                                 33,945
   Other liabilities                                                344
                                                               --------

      TOTAL LIABILITIES                                          34,289
                                                               --------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
   Common stock, $5 par value; 5,000,000 shares
      authorized; 900,000 shares issued and outstanding           4,500
   Surplus                                                        4,480
   Accumulated deficit                                             (511)
   Accumulated other comprehensive income                            60
                                                               --------

      TOTAL STOCKHOLDERS' EQUITY                                  8,529
                                                               --------

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $ 42,818
                                                               ========

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                               NEWNAN COWETA BANK
            STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
                THREE AND SIX MONTHS ENDED JUNE 30, 2001 AND 2000
                                   (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                          Three Months        Three Months         Six Months          Six Months
                                                         Ended June 30,      Ended June 30,      Ended June 30,      Ended June 30,
                                                              2001                2000                2001                2000
                                                         --------------      --------------      --------------      --------------

INTEREST INCOME
    Loans                                                  $      509          $      126          $    1,049          $      126
    Taxable securities                                             75                  24                 150                  24
    Federal funds sold                                            120                 166                 242                 166
                                                           ----------          ----------          ----------          ----------

          Total interest income                                   704                 316               1,441                 316
                                                           ----------          ----------          ----------          ----------

INTEREST EXPENSE
    Deposits                                                      334                  56                 706                  56
    Other borrowings                                               --                  --                  --                  13
                                                           ----------          ----------          ----------          ----------

          Total interest expense                                  334                  56                 706                  69
                                                           ----------          ----------          ----------          ----------

          Net interest income                                     370                 260                 735                 247
PROVISION FOR LOAN LOSSES                                          49                  68                 140                  68
                                                           ----------          ----------          ----------          ----------

          Net interest income
             after provision for loan losses                      321                 192                 595                 179

OTHER INCOME
    Service charges on deposit accounts                            29                   2                  60                   2
    Gain on sale of securities available for sale                  --                  --                  41                  --
    Other operating income                                          2                   1                   4                   1
                                                           ----------          ----------          ----------          ----------

          Total other income                                       31                   3                 105                   3
                                                           ----------          ----------          ----------          ----------

OTHER EXPENSES
    Salaries and employee benefits                                182                 197                 367                 288
    Equipment and occupancy expenses                               46                  16                  65                  16
    Other operating expenses                                      112                  60                 234                  99
                                                           ----------          ----------          ----------          ----------

          Total other expenses                                    340                 273                 666                 403
                                                           ----------          ----------          ----------          ----------

     Income (loss) before income taxes                             12                 (78)                 34                (221)
INCOME TAXES                                                       --                  --                  --                  --
                                                           ----------          ----------          ----------          ----------

     NET INCOME (LOSS)                                             12                 (78)                 34                (221)
                                                           ----------          ----------          ----------          ----------

OTHER COMPREHENSIVE LOSS:
   Unrealized losses on securities
      available for sale arising during period                    (10)                (12)                 (4)                (12)
                                                           ----------          ----------          ----------          ----------

         COMPREHENSIVE INCOME (LOSS)                       $        2          $      (90)         $       30          $     (233)
                                                           ==========          ==========          ==========          ==========

Basic and diluted earnings (losses) per share              $      .01          $     (.10)         $      .04          $     (.25)
                                                           ==========          ==========          ==========          ==========

Weighted average shares outstanding                           900,000             900,000             900,000             900,000

Cash dividends per share                                   $       --          $       --          $       --          $       --
                                                           ==========          ==========          ==========          ==========

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                               NEWNAN COWETA BANK
                            STATEMENTS OF CASH FLOWS
                     SIX MONTHS ENDED JUNE 30, 2001 AND 2000
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                        Six Months      Six Months
                                                                          Ended            Ended
                                                                         June 30,        June 30,
                                                                           2001            2000
                                                                        ----------      ----------

OPERATING ACTIVITIES
    Net income (loss)                                                    $     34        $   (221)
    Adjustments to reconcile net income (loss) to
        net cash provided by (used in) operating activities:
        Depreciation                                                           39              16
        Provision for loan losses                                             140              68
        Gain on sale of securities available for sale                         (41)             --
        Increase in other assets                                              (32)            (85)
        Increase in other liabilities                                         160              27
                                                                         --------        --------

              Net cash provided by (used in) operating activities             300            (195)
                                                                         --------        --------

INVESTING ACTIVITIES
    Purchase of securities available for sale                              (1,838)         (2,402)
    Proceeds from sale of securities available for sale                       998              --
    Proceeds from maturities securities of available for sale                 815              --
    Net increase in federal funds sold                                     (4,317)         (6,510)
    Net increase in loans                                                  (8,497)         (6,996)
    Purchase of premises and equipment                                       (223)           (755)
                                                                         --------        --------

            Net cash used in investing activities                         (13,062)        (16,663)
                                                                         --------        --------

FINANCING ACTIVITIES
  Net increase in deposits                                                 13,360           8,670
  Proceeds from issuance of common stock                                       --           8,980

  Net repayments to related parties                                            --            (446)
                                                                         --------        --------

            Net cash provided by financing activities                      13,360          17,204
                                                                         --------        --------

  Net increase in cash                                                        598             346
Cash at beginning of period                                                   686             142
                                                                         --------        --------

Cash at end of period                                                    $  1,284        $    488
                                                                         --------        --------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                               NEWNAN COWETA BANK
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1.  NATURE OF BUSINESS AND BASIS OF PRESENTATION

         The financial information included herein is unaudited; however, such information reflects all adjustments (consisting solely of normal recurring adjustments), which are, in the opinion of management, necessary for a fair statement of results for the interim periods.

         The results of operations for the three and six month periods ended June 30, 2001, are not necessarily indicative of the results to be expected for the full year.

NOTE 2.  CURRENT ACCOUNTING DEVELOPMENTS

         In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The effective date of this statement was deferred by SFAS No. 137 until fiscal years beginning after June 15, 2000. However, the statement permitted early adoption as of the beginning of any fiscal quarter after its issuance. The Bank adopted this statement effective January 1, 2001. SFAS No. 133 requires the Bank to recognize all derivatives as either assets or liabilities in the balance sheet at fair value. For derivatives that are not designated as hedges, the gain or loss must be recognized in earnings in the period of change. For derivatives that are designated as hedges, changes in the fair value of the hedged assets, liabilities, or firm commitments must be recognized in earnings or recognized in other comprehensive income until the hedged item is recognized in earnings, depending on the nature of the hedge. The ineffective portion of a derivative's change in fair value must be recognized in earnings immediately. The adoption of SFAS No. 133 had no material effect on the Bank's earnings or financial position.

         There are no other recent accounting pronouncements that have had, or are expected to have, a material effect on the Bank's financial statements.

NOTE 3.  SUBSEQUENT EVENT

         During the second quarter of 2001, the Shareholders' approved the formation of a holding company for Newnan Coweta Bank at the annual shareholders meeting. On July 25, 2001, the Georgia Department of Banking and Finance approved the formation of Newnan Coweta Bancshares, Inc., the proposed holding company. The Federal Reserve Bank approved the formation of the holding company on August 2, 2001. Upon reorganization, each share of Newnan Coweta Bank's $5 par value common stock will be exchanged for one share of Newnan Coweta Bancshares, Inc.'s $5 par value common stock.

                               NEWNAN COWETA BANK

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS

The following is our discussion and analysis of certain significant factors which have affected the financial position and operating results of Newnan Coweta Bank during the periods included in the accompanying financial statements.

SPECIAL CAUTIONARY NOTICE REGARDING FORWARD LOOKING STATEMENTS

Certain of the statements made herein under the caption "Management's Discussion and Analysis and Results of Operations" ("MD&A") are forward-looking statements for purposes of the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Newnan Coweta Bank to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such forward looking statements include statements using the words such as "may," "will," "anticipate," "should," "would," "believe," "contemplate," "expect," "estimate," "continue," "may," "intend," or other similar words and expressions of the future. Our actual results may differ significantly from the results we discuss in these forward-looking statements.

These forward-looking statements involve risks and uncertainties and may not be realized due to a variety of factors, including, without limitation: the effects of future economic conditions; governmental monetary and fiscal policies, as well as legislative and regulatory changes; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and other interest-sensitive assets and liabilities; interest rate risks; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating regionally, nationally, and internationally, together with such competitors offering banking products and services by mail, telephone, computer, and the Internet.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity management involves the ability to match the cash flow requirements of the Bank's customers, who may be either depositors desiring to withdraw funds or borrowers requiring loan proceeds. This is accomplished by monitoring and managing the balances and maturities of its loans and deposits in such a way that its cash in vaults, cash held in correspondent bank accounts, and federal funds sold are sufficient to meet anticipated demand for immediate funds.

The liquidity of the Bank is monitored on a periodic basis by us as well as the regulatory authorities. We have a limited historical reference for seasonal or other related demands on our liquidity due to our commencing operations on April 20, 2000. Because of the lack of history and the expected high growth of the Bank, a higher than normal level of liquidity is being maintained.

Requirements by banking regulators include the monitoring of risk-based capital guidelines for banks that are designed to make capital requirements more sensitive to differences in risk profiles and account for off balance sheet items. We substantially exceeded the regulatory minimums on capital requirements and ratios as of June 30, 2001. However, as we continue to grow and the loan portfolio increases, these ratios should adjust downward. We will monitor these amounts and ratios on a continuous basis. The minimum capital requirements and the actual capital ratios for the Bank as of June 30, 2001 are as follows:

                                    NEWNAN               REGULATORY
                                  COWETA BANK              MINIMUM
                                                         REQUIREMENT
                                  -----------            -----------

Leverage capital ratios              20.69%                 4.00%
Risk-based capital ratios:
    Tier I capital                   31.52%                 4.00
    Total capital                    32.71%                 8.00

FINANCIAL CONDITION

Total assets at June 30, 2001, were approximately $42,818,000. During the six month period ended June 30, 2001, we originated approximately $8,497,000 in loans. Our loan to deposit ratio was 74% as of June 30, 2001 as compared to 81% at December 31, 2000. Funding for these loans was provided by new deposits totaling $13,360,000 during the six month period ending June 30, 2001. As a requirement for joining the Federal Reserve system as a state-chartered member bank, we also purchased stock in The Federal Reserve Bank totaling $245,000. The Federal Reserve Bank stock is being classified as available for sale and is being carried at original cost due to no readily determinable fair value.

Funds raised in excess of loan and other operational demands are held primarily in overnight federal funds sold. As of June 30, 2001, we had $11,037,000 in overnight federal funds sold and $4,158,000 in investment securities. We expect to continue to purchase investment securities other than overnight federal funds sold as the loan growth stabilizes and opportunities appropriate to our overall asset and liability strategies and goals present themselves. We expect continued strong growth in assets and liabilities during the remainder of 2001. We will monitor the growth in all categories to maintain a proper mix of types, maturities, and interest rates. We believe that our current capital level is adequate to maintain the current growth of the Bank.

As of June 30, 2001, we were in process of constructing our permanent banking facility. Construction costs in process totaled approximately $228,000 as of June 30, 2001 and the total remaining expected costs of the project are $1,364,000.

Our capital increased to $8,529,000 as of June 30, 2001 as compared to $8,499,000 as of December 31, 2000. The increase is due to net income for the six months ended June 30, 2001 of $34,000 offset by unrealized losses in the securities portfolio of $4,000 for the same period.

RESULTS OF OPERATIONS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2001 AND 2000

The results of operations are determined by our ability to effectively manage net interest income, control non-interest expenses, generate non-interest income and minimize loan losses. In order for us to become profitable, we must increase the amount of earning assets so that net interest income along with non-interest income is sufficient to cover normal operating expenses incurred in a banking operation and the bank's provision for loan losses.

Net income for the three and six months period ended June 30, 2001 was $12,000 and $34,000, respectively. Net interest income for the three and six months ended June 30, 2001, was $370,000 and $735,000, respectively, which resulted in a net interest margin for the three and six month period ended June 30, 2001 of 3.88% and 3.84%, respectively.

Net losses for the three and six month period ended June 30, 2000 were $78,000 and $221,000, respectively.

We commenced operations on April 20, 2000. From January 1, 2000 to April 19, 2000, we were still in the development stage. Pre-opening expenses incurred from January 1, 2000 to April 19, 2000 consisted primarily of salaries and personnel expenses and other expenses related to opening the Bank. Net interest income earned during the six month period ended June 30, 2000 totaled $247,000 resulting in a net interest margin of 6.66%.

The provision for loan losses represents a charge to earnings in the current period to maintain an allowance for possible future loan losses. These charges are at a level that management determines is adequate based on the makeup of the loan portfolio and current economic considerations. The provision for loan losses was $49,000 and $140,000 for the three and six-month periods ended June 30, 2001, respectively, as compared to $68,000 for the three and six month period ended June 30, 2000. The allowance for loan losses as a percentage of total loans amounted to 1.27% as of June 30, 2001 compared to 1.08% at December 31, 2000. As of June 30, 2001, no loans had been charged-off since inception.

Information with respect to non-accrual, past due and restructured loans at June 30, 2001 and 2000 is as follows:

                                                                              June 30,
                                                                       ----------------------

                                                                         2001         2000
                                                                         -----        -----

                                                                       (DOLLARS IN THOUSANDS)
                                                                       ----------------------

Non-accrual loans                                                        $ -0-        $ -0-
Loans contractually past due ninety days or more as to interest            -0-          -0-
    Or principal payments and still accruing
Restructured loans                                                         -0-          -0-
Loans, now current about which there are serious doubts as to the
    ability of the borrower to comply with loan repayment terms            -0-          -0-
Interest income that would have been recorded on non-accrual
    and restructured loans under original terms                            -0-          -0-
Interest income that was recorded on non-accrual and restructured
    loans                                                                  -0-          -0-

It is our policy to discontinue the accrual of interest income when, in the opinion of management, collection of such interest becomes doubtful. This status is accorded interest when (1) there is a significant deterioration in the financial condition of the borrower and full repayment of principal and interest is not expected and (2) the principal or interest is more than ninety days past due, unless the loan is both well-secured and in the process of collection.

Loans classified for regulatory purposes as loss, doubtful, substandard, or special mention that have not been included in the table above do not represent or result from trends or uncertainties which we reasonably expect will materially impact future operating results, liquidity or capital resources. These classified loans do not represent material credits about which we are aware of any information, which causes us to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms.

Information regarding certain loans and allowance for loan loss data through June 30, 2001 and 2000 is as follows:

                                                                          SIX MONTHS ENDED
                                                                              JUNE 30,
                                                                       ----------------------

                                                                        2001           2000
                                                                       -------        -------

                                                                       (DOLLARS IN THOUSANDS)
                                                                       ----------------------

Average amount of loans outstanding                                    $23,517        $ 3,476
                                                                       -------        -------

Loans charged off                                                      $   180          $ -0-
                                                                       -------        -------
         Commercial and financial                                          -0-            -0-
         Real estate mortgage                                              -0-            -0-
         Installment                                                       -0-            -0-
                                                                       -------        -------

                                                                           -0-            -0-
                                                                       -------        -------

Loans recovered
         Commercial and Financial                                          -0-            -0-
         Real estate mortgage                                              -0-            -0-
         Installment                                                       -0-            -0-
                                                                       -------        -------

                                                                       -------        -------

Net charge-offs                                                            -0-            -0-
                                                                       -------        -------

Additions to allowance charged to operating expense
    during period                                                          140             68
                                                                       -------        -------

Balance of allowance for loan losses at end of period                  $   320        $    68
                                                                       =======        =======

Ratio of net loans charged off during the period to average
    loans outstanding                                                        0%             0%
                                                                       -------        -------

Other income has increased by $28,000 and $102,000 for the three and six months ended June 30, 2001, respectively, as compared to the same period in 2000 due to increased service charges on deposit accounts and realized gains on sales of securities. During the first quarter of 2001, the Bank realized $41,000 in gains on sales of securities available for sale.

Other expenses increased by $67,000 and $263,000 for the three and six months ended June 30, 2001, respectively, as compared to the same period in 2000 due primarily to increased salaries and employee benefits. Salaries and employee benefits have increased due to an increase in the number of full time equivalent employees to 13 at June 30, 2001 from 11 at June 30, 2000 and to other annual salary increases. Occupancy and equipment expenses and other operating expenses have increased during the three and six months ended June 30, 2001 as compared to the same period of 2000 due to overall deposit and asset growth and other expenses associated with the Bank's first full year of operations.

We will be subject to federal and state income taxes when taxable income is generated. No income taxes have been accrued for the three and six months ended June 30, 2001 and 2000, because of operating losses incurred to date.

We know of no trends, demands, commitments, events or uncertainties that should result in, or are reasonably likely to result in, our liquidity or capital resources increasing or decreasing in any material way in the foreseeable future, other than as a result of our normal operations. We are also not aware of any current recommendations by the regulatory authorities which, if they were implemented, would have such an effect.

                           PART II - OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

None

ITEM 2. CHANGES IN SECURITIES AND USE OF PROCEEDS

None

ITEM 3. DEFAULTS UPON SENIOR SECURITIES

None

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

         The Bank held its annual meeting of shareholders on May 29, 2001 (the "Meeting"). At the Meeting the following matters were submitted to a vote:

(i) The Bank's shareholders voted on a proposal to amend the Bank's Articles of Incorporation to establish staggered terms for directors. 794,114 shares were cast in favor of the proposal, 1,000 shares were cast against the proposal and 2,200 shares abstained from the vote.

(ii) The Bank's shareholders elected the following directors:

         Name/Class                           For      Against      Abstain
         -----------                          ---      -------      -------

         Joe S. Crain, Jr. / I              772,564        450       24,300
         Otis F. Jones, III / I             795,664        150        1,500
         James B. Kimsey / I                795,364        150        1,800
         Melvin Samuels / I                 784,864     10,150        2,300
         Bob B. Mann, Jr. / II              794,164        150        3,000
         J. Walker Moody / II               792,064        150        5,100
         Donald J. Sprayberry, Jr. / II     794,964        650        1,700
         Woodie T. Wood, Jr. / II           794,364        650        2,300
         Douglas T. Daviston / III          794,664        150        2,500
         Theo D. Mann / III                 794,214        150        2,950
         James Van S. Mottola / III         795,064        450        1,800

         The Class I directors were elected to an initial term of 1 year. The Class II directors were elected to an initial term of 2 years and the Class III directors were elected to an initial term of 3 years. Upon the expiration of the initial terms the directors in each Class will be elected for terms of 3 years.

(iii) The Bank's shareholders voted on a proposal to adopt the Bank's 2001 Incentive Stock Option Plan. 783,014 shares were cast in favor of the proposal, 7,500 shares were cast against the proposal and 6,800 shares abstained from the vote.

(iv) The Bank's shareholders voted on a proposal to reorganize into a bank holding company structure. 791,814 shares were cast in favor of the proposal, 7,500 shares were voted against the proposal and 4,550 shares abstained from the vote.

ITEM 5. OTHER INFORMATION

None

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

(a)      Exhibits

         3.1      Restated and Amended Articles of Incorporation

         3.2 Bylaws (incorporated by reference to Form 10-SB filed with the Federal Reserve on April 30, 2001)

(b) No reports on Form 8-K were filed during the quarter ended June 30, 2001.

                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        NEWNAN COWETA BANK
                                        (Registrant)


Date: August 14, 2001                            /s/ James B. Kimsey
     -------------------------------    ----------------------------------------
                                        James B. Kimsey
                                        President and Chief Executive Officer
                                        (Principal Executive Officer)


Date: August 14, 2001                            /s/ Ann B. Bledsoe
     -------------------------------    ----------------------------------------
                                        Ann B. Bledsoe
                                        Senior Vice President and
                                        Chief Financial Officer
                                        (Principal Accounting Officer)